SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2006
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Date of Report
(Date of Earliest Event Reported)

Delaware	000-13910	43-2109079
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(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Conversion Solutions Holdings Corp.
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(Exact Name of Registrant as Specified in its Charter)

125 Town Park Drive, Suite 300, Kennesaw, GA 301440
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(Address of principal executive offices)

(678) 758-3010
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(Registrant’s telephone number, including area code)

507 Main Street, Suite A, Lake Dallas, TX 75065
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(Former name and former address, if changed since last report)

Section 5 - Corporate Governance and Management

Item 5.01 - Change in Control of Registrant

On November 14, 2006, Mr. Michael Alexander as Sole Director of the Company determined after spending the last couple of weeks reviewing the financial records of the Company accumulated by the previous management group that it is in the best interest of the Company’s shareholders that the future of the Company will best be served by the previous management group located in Georgia as they have the financial background and relationships with issuers of the bonds assets they brought to the Company. Mr. Alexander is under the opinion that they have the best opportunity to monetize the assets and if so monetized, implement the Company’s business plan. In conjunction with this decision, Mr. Alexander has reappointed Mr. Rufus Harris as the Sole Director and Chief Executive Officer of the Company.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 14, 2006, Mr. Michael Alexander resigned as Sole Director and Chief Executive Officer of the Company after appointing Mr. Rufus Harris as the Sole Director and Chief Executive Officer with the full authority to appoint other Directors and Officers as he deems necessary. Mr. Alexander’s resignation was not the result of any disagreement between the Company and him.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

         99     Conversion Solutions Holdings Corp. News Release dated November 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conversion Solutions Holdings Corp.
Dated: November 14, 2006

By:	/s/ Michael Alexander
Michael Alexander
Chief Executive Officer

Exhibit 99

Conversion Solutions Holdings Corp updates shareholders on current events

Lake Dallas, TX, November 14, 2006 -- Conversion Solutions Holdings Corp (OTC BB: CSHD), a Delaware Corporation announces the following current events have taken place.

As of 8:38 p.m. on November 14, 2006, Mike Alexander has resigned as director and Chief Executive Officer and Randy Moseley has resigned as Chief Financial Officer of Conversion Solutions Holdings Corp (CSHD).

Mike Alexander says that, “I have spent the last couple weeks reviewing the records of Conversion Solutions Holdings Corp (CSHD) and have come to the conclusion that for the Company’s assets to be monetized, the Conversion Solutions management group located in Georgia has the background and relationships in the bond market, with particular bond assets claimed as assets by the Company, to implement the Company’s business plan. I, and all of the shareholders, with the group in Georgia the best of luck in the development of the Company and the shareholders’ value. Mr. Harris has agreed to assume his previous management and board position and will be making announcements in the near future. He can be reached at (678) 758-3010.’

About Conversion Solutions Holdings Corp

CSHD is a diversified holdings corporation, which was formed to originate, fund and source funding for asset-based transactions in the private market. CSHD’s main service will be to acquire, fund and provide insurance to target companies in the currently underserved $15,000,000 to $100,000,000 asset finance market. Our funding will enable our businesses to compete more effectively, improve operations and increase value. CSHD is headquartered in Kennesaw, Georgia, a suburb of Atlanta.